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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the registration statement (Form S-3 Nos. 33-13793 and 33-46056) and in the related prospectus and in the registration statements (Form S-8 Nos. 33-18932, 33-29291, 33-35091, 33-37696, 33-37697, 33-37698, 33-55596, 33-73040, 333-15113, 333-88295, and 333-55556) pertaining to the stock purchase plans of Candela Corporation of our report dated August 18, 2003 (except for Note 14 as to which the date is September 24, 2003) with respect to the consolidated financial statements and schedule of Candela Corporation included in this Annual Report on Form 10-K for the year ended June 28, 2003.

                                                                                                                                   /s/ Ernst & Young LLP

Boston, Massachusetts
September 24, 2003

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Exhibit 23.1